EXHIBIT 3.3

AQUABOUNTY TECHNOLOGIES INC.

AMENDED AND RESTATED BYLAWS

As Adopted and in

Effect as of March 17, 2006

28. Succession	10

29. Voting Securities Owned by the Company	10

30. Authority and Duties	10

STOCK	10

31. Certificates	10

32. Classes of Stock	10

33. Lost, Stolen, or Destroyed Certificates	11

34. Transfer	11

35. Setting of Record Date	11

36. Transfer Agents	12

37. Anti-greenmail	12

DIVIDENDS	12

38. Dividends	12

INDEMNIFICATION OF DIRECTORS AND OFFICERS	12

39. Indemnification	13

GENERAL	15

40. Fiscal Year	15

41. Seal	15

42. Location and Reliance Upon Books, Reports, and Records	15

43. Time Periods	16

44. Amendments	16

45. Certain Defined Terms	16

STOCKHOLDERS’ MEETINGS

1. Time and Place of Meetings. All meetings of the stockholders for the election of Directors or for any other purpose will be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors (the “Board”) of Aquabounty Technologies Inc. (the “Company”) or, in the absence of a designation by the Board, the Chairman of the Board (the “Chairman”), the Chief Executive Officer, or the Secretary, and stated in the notice of meeting. Notwithstanding the foregoing, the Board may, in its sole discretion, determine that meetings of the stockholders shall not be held at any place, but may instead be held by means of remote communications, subject to the guidelines and procedures as the Board may adopt from time to time. The Board may postpone and reschedule any previously scheduled annual or special meeting of the stockholders.

2. Annual Meeting. An annual meeting of the stockholders will be held at such date and time as may be designated from time to time by the Board, at which meeting the stockholders will elect by a plurality vote the Directors to succeed those whose terms expire at such meeting and will transact such other business as may properly be brought before the meeting in accordance with Bylaw 8.

3. Special Meetings. Special meetings of the stockholders of the Company (i) may be called by the Chairman of the Board of Directors or the Chief Executive Officer, and (ii) shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such written request is made by the Board of Directors) or the holders of not less than a majority of the outstanding common stock of the Company (the “Common Stock”).

4. Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, if any, date, and time thereof, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or by law. Written notice of every meeting of stockholders shall be given by personal delivery or by mail or by electronic communication to the extent permitted by the Delaware General Corporation Law. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Company. If electronically transmitted, such notice shall be deemed given when directed to an electronic mail address at which the stockholder has consented to receive notice. Confirmation of receipt will not be required. When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, if any, date, and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

5. Inspectors. The Board shall appoint one or more inspectors of election to act as judges of the voting, to determine those entitled to vote at any meeting of the stockholders and to make a written report thereof, or any adjournment thereof, in advance of such meeting subject to, and in accordance with, Delaware General Corporation Law. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

6. Quorum. Except as otherwise provided by law or by the Company’s Certificate of Incorporation, as it may be amended from time to time or supplemented by any Certificate of Designation setting forth the rights of any series of Preferred Stock that the Company may file from time to time (as so amended and supplemented, the “Certificate of Incorporation”), the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, as provided in these Bylaws and the Delaware General Corporation Law, until a quorum is present or represented. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

7. List of Stockholders. It shall be the duty of the Secretary or other officer who has charge of the stock ledger to prepare and make, at least 10 days before the meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder’s name. Such list shall be produced and kept available at the times and places required by Delaware General Corporation Law.

8. Voting; Proxies. (a) Except as otherwise provided by law or the Certificate of Incorporation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of the Common Stock standing in the name of such stockholder on the books of the Company on the record date for the meeting and such votes may be cast either in person or by proxy but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Every proxy must be in a form permitted by the Delaware General Corporation Law. Without affecting any vote previously taken, a stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person, by revoking the proxy by giving notice to the Secretary of the Company, or by a later appointment of a proxy. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the Delaware General Corporation Law, the Certificate of

Incorporation or these Bylaws or unless the Chairman or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which has actually been voted will be the act of the stockholders, except in the election of Directors or as otherwise provided in these Bylaws, the Certificate of Incorporation, or by law.

(b) If any stockholder of the Company who is not a U.S. person (as defined under Regulation S of the Securities Act of 1933 (the “Securities Act”)) or any other person appearing to have an interest, economic or otherwise, in shares held by such stockholder, has been duly served with a written notice from the Company demanding information concerning the beneficial ownership and voting rights and powers of shares of the Company held by such stockholder and is in default for a period of fourteen (14) days from the date of service of such notice in supplying to the Company the information thereby required or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material respect, then (unless the Board of Directors otherwise determines) in respect of shares of capital stock held by such stockholder (the “Default Shares”), the stockholder shall not (for so long as the default continues) nor shall any transferee to whom any of such shares are transferred, with certain exceptions, be entitled to attend or vote either personally or by proxy at a stockholders’ meeting of the Company or to exercise any other rights conferred by share ownership in relation to stockholders’ meetings. Where the Default Shares represent 1 per cent. or more of the issued and outstanding shares of a particular class of capital stock, the Board of Directors may in their absolute discretion by notice to such stockholder direct (i) that any dividend or other money which would otherwise be available be payable in respect of the Default Shares shall be retained by the Company; and/or (ii) no transfer of any of the shares held by such stockholder shall be registered unless the transfer is approved by the Board of Directors in its sole discretion.

9. Order of Business. (a) The Chairman, or such other officer of the Company designated by the Board, will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than stockholders of the Company or their duly appointed proxies) that may attend any such stockholders’ meeting, by ascertaining whether any stockholder or his proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

(b) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the annual meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the annual meeting (or any supplement thereto) given by or at the direction of the Board in accordance with Bylaw 4, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of the Board, or (iii) otherwise properly requested to be brought before the annual meeting by a stockholder of the Company in accordance with Bylaw 9(c).

(c) For business to be properly requested by a stockholder to be brought before an annual meeting, (i) the stockholder must be a stockholder of the Company of record at the time of the giving of the notice for such annual meeting provided for in these Bylaws, (ii) the stockholder must be entitled to vote at such meeting, and (iii) the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 45 calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 20th calendar day following the day on which public disclosure of the date of such meeting is first made. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. With respect to the annual meeting of stockholders of the Company to be held in the year 2006, to be timely, a stockholder’s notice must be so received not later than the close of business on the later of (A) the 90th calendar day prior to such annual meeting and (B) the 20th day following the calendar day on which public disclosure of the date of such annual meeting was first made, whichever first occurs. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of the Common Stock of the Company that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (D) a description of all arrangements or understandings among such stockholder, the beneficial owner on whose behalf the notice is given and any other person or persons (including their names) in connection with the proposal of such business of such stockholder and any material interest of such stockholder in such business, and (E) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting. Notwithstanding the foregoing provisions of this Bylaw 9(c), if the Company then has any class of equity securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw 9(c). For purposes of these Bylaws, at any time that the Company has a class of equity securities registered under the Exchange Act, it shall be referred to as a “U.S. Reporting Company.” Nothing in this Bylaw 9(c) will be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, if the Company is then a U.S. Reporting Company. For purposes of this Bylaw 9(c) and Bylaw 14, “public disclosure” means disclosure in a press release reported by the

Dow Jones News Service, Associated Press, Reuters, Bloomberg or comparable national news service or in a document filed by the Company with the Alternative Investment Market (“AIM”) (if the Company’s shares are listed on AIM at such time) or the Securities and Exchange Commission pursuant to the Exchange Act (if the Company is then a U.S. Reporting Company) or furnished to stockholders.

(d) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given in accordance with Bylaws 3 and 4 or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of the Board.

(e) The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this Bylaw 9 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

DIRECTORS

10. Function. The business and affairs of the Company will be managed by or under the direction of its Board which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

11. Number, Election, and Terms. The authorized number of Directors shall be 7 or such other number as shall from time to time be fixed by the Board.

12. Vacancies and Newly Created Directorships. Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.

13. Removal. Any Director may be removed from office by the stockholders only in the manner provided in the Certificate of Incorporation.

14. Nominations of Directors; Election. (a) Only persons who are nominated in accordance with this Bylaw 14 will be eligible for election at a meeting of stockholders as Directors of the Company.

(b) Nominations of persons for election as Directors of the Company may be made only at an annual meeting of stockholders (i) by or at the direction of the Board or a committee thereof or (ii) by any stockholder that is a stockholder of record at the time of giving of notice provided for in this Bylaw 14, who is entitled to vote for at such meeting, and who complies with the procedures set forth in this Bylaw 14. All nominations by stockholders must be made pursuant to timely notice in proper written form to the Secretary.

(c) To be timely, a stockholder’s notice with respect to nominations of persons for election as Directors of the Company must be delivered to or mailed and received at the principal executive offices of the Company not less than 45 calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 20th calendar day following the day on which public disclosure of the date of such meeting is first made. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. With respect to the annual meeting of stockholders of the Company to be held in the year 2006, to be timely, a stockholder’s notice must be so received not later than the close of business on the later of (i) the 90th calendar day prior to such annual meeting and (ii) the 20th day following the calendar day on which public disclosure of the date of such annual meeting was first made, whichever first occurs. To be in proper written form, such stockholder’s notice must set forth or include (i) the name and address, as they appear on the Company’s books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of Common Stock of the Company entitled to vote at such annual meeting; (iii) the class and number of shares of the Common Stock of the Company owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) the name, age, business address, residence address and occupation of the nominee proposed by the stockholder; (vi) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of AIM (or if the Company is then a U.S. Reporting Company, the proxy rules of the Securities and Exchange Commission) had the nominee been nominated, or intended to be nominated, by the Board; (vii) the signed consent of each nominee to serve as a Director of the Company if so elected; and (viii) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Bylaw 14, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Bylaw 14, a stockholder must also comply with all applicable requirements of AIM and, if the Company is then a U.S. Reporting Company, all applicable requirements of the Exchange Act with respect to the matters set forth in this Bylaw 14. Nothing in the foregoing provision shall obligate the Company or the Board to include in any proxy statement or other stockholder communication distributed on behalf of the Company or the Board information with respect to any nominee for Directors submitted by a stockholder. For purposes of this Bylaw 14(c), “public disclosure” shall have the meaning set forth in Bylaw 9(c).

15. Resignation. Any Director may resign at any time by giving notice in writing or by electronic submission of his or her resignation to the Chairman or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

16. Regular Meetings. Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.

17. Special Meetings. Special meetings of the Board may be called by the Chairman, by the Chief Executive Officer or by the Board and notice will be deemed given to each Director by whom such notice is not waived, if it is given 24 hours before the start of the meeting (i) in person, (ii) by facsimile telecommunication, when directed to a number at which the Director has consented to receive notice, (iii) by electronic mail, when directed to an electronic mail address at which the Director has consented to receive notice or (iv) by other similar medium of communication, or if it is given 72 hours before the start of the meeting by mail, when deposited in the United States mail, postage prepaid, and when directed to an address to which the Director has consented to receive notice. Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by the Board or specified in the notice of any such meeting.

18. Quorum. At all meetings of the Board, the lowest whole number of directors as shall from time to time constitute not less than a majority of the authorized number of directors in accordance with Bylaw 11 will constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.

19. Participation in Meetings by Remote Communications. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone conference or other means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

20. Committees. (a) The Board may designate an executive committee (the “Executive Committee”) of not less than two members of the Board, one of whom will be the Chairman. The Executive Committee will have and may exercise the powers of the Board, except the power to amend these Bylaws or the Certificate of Incorporation, fill any vacancy on the Executive Committee, adopt an agreement of merger or consolidation, authorize the issuance of stock, declare a dividend, or recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Company’s property and assets, a dissolution of the Company, or a revocation of a dissolution, and except as otherwise provided by law.

(b) The Board, by resolution passed by the Board, may designate one or more additional committees. Each such committee will consist of one or more Directors and each to have such lawfully delegable powers and duties as the Board may confer; provided, however, that no committee shall exercise any power or duty expressly required by the Delaware General Corporation Law, as it may be amended from time to time, to be acted upon by the Board.

(c) The members of each committee of the Board will serve in such capacity at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board. The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In lieu of such designation by the Board, in the absence or disqualification of any member of a committee of the Board, the members thereof present at any such meeting of such committee and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(d) Except as otherwise provided in these Bylaws or by law, any committee of the Board, to the extent provided in Bylaw 20(a) or, if applicable, in the resolution of the Board, will have and may exercise all the powers and authority of the Board in the direction of the management of the business and affairs of the Company. Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board. Unless otherwise prescribed by the Board, a majority of the members of any committee of the Board will constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee. Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board. Each committee of the Board shall keep written minutes of its proceedings and shall report on such proceedings to the Board.

21. Compensation. The Board may establish the compensation for, and reimbursement of the expenses of, Directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by Directors to the Company or any of its majority-owned subsidiaries. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

22. Rules. The Board may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Company.

23. Action without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filled with the minutes or proceedings of the Board or of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

NOTICES

24. Generally. Except as otherwise provided by law, these Bylaws, or the Certificate of Incorporation, whenever by law or under the provisions of the Certificate of Incorporation or these Bylaws notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail or courier service, addressed to such Director or stockholder, at the address of such Director or stockholder as it appears on the records of the Company, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail. Notice to Directors may also be given by telephone, telegram, facsimile, electronic transmission or similar medium of communication or as otherwise may be permitted by these Bylaws.

25. Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice or such person’s duly authorized attorney, or a waiver by electronic transmission by the person whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

OFFICERS

26. Generally. The officers of the Company will be elected by the Board and will consist of a Chairman, a Chief Executive Officer, a Secretary, and a Treasurer. The Board may also choose any or all of the following: one or more Vice Chairmen, one or more Assistants to the Chairman, one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, by specific action the Board may authorize the Chairman or Chief Executive Officer to appoint any person to any office other than Chairman, Chief Executive Officer, Secretary, or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by the Board, the Board may delegate the absent or disabled officer’s powers or duties to any other officer or to any Director.

27. Compensation. The compensation of all officers and agents of the Company who are also Directors of the Company will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Company to an officer of the Company.

28. Succession. The officers of the Company will hold office until their successors are elected and qualified or until their earlier resignation, retirement, removal or death. Any officer may be removed at any time by the Board. Any vacancy occurring in any office of the Company may be filled by the Board or by the Chairman as provided in Bylaw 26.

29. Voting Securities Owned by the Company. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the Chief Executive Officer or any Vice President or any other officer authorized to do so by the Board and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.

30. Authority and Duties. Each of the officers of the Company will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.

STOCK

31. Certificates. The shares of stock of the Company shall be represented by a certificate or shall be uncertificated. Certificates representing shares of stock of the Company will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Company, and such certificate will exhibit the holder’s name and the number of shares and will be signed by, or in the name of, the Company by the Chairman or the Chief Executive Officer and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Company. Any or all of the signatures and the seal of the Company, if any, upon such certificates may be facsimiles, engraved, or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.

32. Classes of Stock. The designations, powers, preferences, and relative participating, optional, or other special rights of the various classes of stock or series thereof, and the qualifications, limitations, or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Company issues to represent its stock or, in lieu thereof, such certificates will set forth the office of the Company from which the holders of certificates may obtain a copy of such information at no charge.

33. Lost, Stolen, or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen, or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen, or destroyed certificate or certificates to give the Company a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Company with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of the new certificate.

34. Transfer. (a) Stock of the Company shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Company only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Company shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Company shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Company or the transfer agent thereof. No transfer of stock shall be valid as against the Company for any purpose until it shall have been entered in the stock records of the Company by an entry showing from and to whom transferred.

(b) The Company will not register any subsequent transfer of Common Stock which is issued or sold pursuant to Regulation S under the Securities Act unless such subsequent transfer is made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act.

35. Setting of Record Date. The Board of Directors shall have the power to fix in advance a date not exceeding sixty (60) days and not less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or (in the event the Certificate of Incorporation is amended to permit action to be taken by stockholders by consent) the final date for obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, entitled to receive payment of such dividend or to such allotment of rights or to exercise the right in respect of such change, conversion or exchange of capital stock, or to give such consent, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Company after such record date fixed as aforesaid.

36. Transfer Agents. The Company may from time to time maintain one or more transfer offices or agencies at such place or places as may be determined from time to time by the Board.

37. Anti-greenmail. (a) Any direct purchase or other acquisition by the Company of any Voting Stock from any Significant Stockholder who has beneficially owned such Common Stock for less than two years prior to the date of such purchase or other acquisition shall, except as otherwise expressly provided in these Bylaws, require the affirmative vote of the holders of at least a majority of the total number of the then outstanding shares of Common Stock. In calculating such total number of outstanding shares, all Common Stock beneficially owned by such Significant Stockholder shall be excluded. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any securities exchange or automated quotation system on which the Company’s Voting Stock is listed or traded or otherwise. No such affirmative vote shall be required with respect to any purchase or other acquisition of Common Stock made as part of a tender or exchange offer by the Company to purchase Common Stock on the same terms from all holders of the same class of Voting Stock and in compliance with the applicable requirements of AIM (if the Voting Stock is listed on AIM at such time), the London Stock Exchange (if the Common Stock is listed on the London Stock Exchange at such time) or the Exchange Act (if the Company is then a U.S. Reporting Company).

(b) For the purpose of this Bylaw 37, “Significant Stockholder” means any person (other than the corporation or any corporation of which a majority of any class of Common Stock is owned, directly or indirectly, by the Company or any other person who at the date of adoption of these Bylaws was the beneficial owner, directly or indirectly, of 5 per cent. or more of the voting power of the Common Stock outstanding on such date) or who or which is the beneficial owner, directly or indirectly, of 5 per cent. or more of the voting power of the outstanding Common Stock.

(c) As used in this Bylaw 37, a “beneficial owner” shall mean any person who, directly or indirectly with or through any other person, by means of any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power as to the Common Stock, which includes the power to vote, or to direct the voting of, the Common Stock or (ii) investment power which includes the power to dispose, or to direct the disposition of, Common Stock.

DIVIDENDS

38. Dividends. Subject to the provisions of Delaware General Corporation Law and the Certificate of Incorporation, the Board shall have full power to declare and pay dividends on the capital stock of the Company. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in its absolute discretion, may determine for any proper purpose, and the Board may modify or abolish such reserve.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

39. Indemnification. (a) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (and the Company, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Company or is or was serving at the request of the Company in any other capacity for or on behalf of the Company or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (and the Company, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Company or is or was serving at the request of the Company in any other capacity for or on behalf of the Company or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director, officer, employee, agent or representative of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under Sections 1 and 2 of this article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee, agent or representative is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this article. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by the Board of Directors by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of the Board of Directors designated by a majority vote of such directors, even though less than a quorum or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Section 4 of this article upon receipt of an undertaking by or on behalf of the director, officer, employee, agent or representative to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company under this article. Such expenses (including attorneys’ fees) incurred by any present or former director, officer, employee, agent or representative may be paid upon such terms and conditions, if any, as the Company deems appropriate.

(f) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (i) arising under the Employee Retirement Income Security Act of 1974 or regulations promulgated thereunder, or under any other law or regulation of the United States or any agency or instrumentality thereof or law or regulation of any state or political subdivision or any agency or instrumentality of either, or under the common law of any of the foregoing, against expenses (including attorneys’ fees), judgments, fines, penalties, taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding by reason of the fact that he is or was a fiduciary, disqualified person or party in interest with respect to an employee benefit plan covering employees of the Company or of a subsidiary corporation, or is or was serving in any other capacity with respect to such plan, or has or had any obligations or duties with respect to such plan by reason of such laws or regulations, provided that such person was or is a director or officer of the Company (and the Company, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Company), or (ii) in connection with any matter arising under federal, state or local revenue or taxation laws or regulations, against expenses (including attorneys’ fees), judgments, fines, penalties, taxes, amounts paid in settlement and amounts paid as penalties or fines necessary to contest the imposition of such penalties or fines, actually and reasonably incurred by him in connection with such action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise and had responsibility for or participated in activities relating to compliance with such revenue or taxation laws and regulations (and the Company, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Company or is or was serving at the request of the Company in any other capacity for or on behalf of the Company or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise and had responsibility for or participated in activities relating to compliance with such revenue or taxation laws and regulations); provided, however, that such person did not act dishonestly or in willful or reckless violation of the provisions of the law or regulation under which such suit or proceeding arises. Unless the Board of Directors determines that under the circumstances then existing, it is probable that such director, officer, employee, agent or representative will not be entitled to be indemnified by the Company under this section, expenses incurred in defending such suit or proceeding, including the amount of any penalties or fines necessary to be paid to contest the imposition of such penalties or fines, shall be paid by the Company in advance of the final disposition of such suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, agent or representative to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company under this section.

(g) The indemnification and advancement of fees provided by this article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of fees may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, agent or representative and shall inure to the benefit of the heirs, executors and administrators of such a person.

(h) The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, agent or representative of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he would be entitled to indemnity against such liability under the provisions of this article.

GENERAL

40. Fiscal Year. The fiscal year of the Company will end on December 31st of each year or such other date as may be fixed from time to time by the Board.

41. Seal. The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

42. Location and Reliance Upon Books, Reports, and Records. The books and records of the Company may be kept at such place or places as the Board or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the Bylaws or by such officer or agent as shall be designated by the

Board. Each Director, each member of a committee designated by the Board, and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any of the Company’s officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member, or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

43. Time Periods. In applying any provision of these Bylaws that requires that an act be performed or not be performed a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded, and the day of the event will be included.

44. Amendments. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, these Bylaws or any of them may be amended in any respect or repealed at any time, either (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (ii) at any meeting of the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders in accordance with the Certificate of Incorporation and these Bylaws. Notwithstanding the foregoing and anything contained in these Bylaws to the contrary, the Bylaws may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of a majority of the Common Stock, voting together as a single class.

45. Certain Defined Terms. Terms used herein with initial capital letters that are not otherwise defined are used herein as defined in the Certificate of Incorporation.

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